EXHIBIT 32.1.

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Juhani Taskinen, Chief Executive Officer, and Trupti Mehta, Principal Accounting Officer, of Princeton Security Technologies, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Annual Report on Form 10-K for the period December 30, 2008 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  April 14, 2009                                                                           By:  /s/ Juhani Taskinen
                                                                                                                        Juhani Taskinen
                                                                                                                        Chief Executive Officer

By:  /s/  Trupti Mehta
       Trupti Mehta, Principal Accounting Officer

 * A signed original of this written statement required by Section 906 has been provided to Princeton Security Technologies, Inc. and will be retained by Princeton Security Technologies, Inc. and furnished to the Securities Exchange Commission or its staff upon request.